i-80 Gold Announces Executive Change

RENO, NEVADA, April 11, 2025 - i-80 GOLD CORP. (TSX:IAU) (NYSE:IAUX) ("i-80 Gold", or the "Company"), announces that Matthew Gili, President & Chief Operating Officer ("COO"), will be stepping down from his role. Mr. Gili will continue to work in his capacity as President & COO until a successor is appointed, and for a transitionary period thereafter.

Matthew Gili has served as the Company's President & COO since its inception in 2021, playing an integral role in advancing i-80 Gold's portfolio of development projects. Under his leadership, the Company has made significant progress in exploration, resource expansion, technical studies, permitting, and bringing the Granite Creek Underground project into early-stage production.

"We are grateful to Matt for his committed leadership and the significant contributions he has made during his tenure with the Company," said Richard Young, Chief Executive Officer. "He has played a key role in advancing the Company's new development plan to build a mid-tier gold producer in Nevada. On behalf of the Board and the leadership team, I would like to thank him for his hard work and dedication and wish him well in his future endeavors." Mr. Young will take on the President role following Mr. Gili's departure.

Mr. Young added, "A search for a new COO has begun to lead us through the next phase of growth, building on the strong foundation that has been laid to-date. We look forward to updating the market when the search has concluded. In the meanwhile, our operations management team is focused on maintaining momentum and achieving our development timelines."

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a new development plan to advance its high-quality asset portfolio. The Company is the fourth largest gold mineral resource holder in the state with a pipeline of high-grade development and production-stage projects strategically located in Nevada's most prolific gold-producing trends. Leveraging its fully permitted central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold's shares are listed on the Toronto Stock Exchange (TSX: IAU) and the NYSE American (NYSE: IAUX). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi, VP Corporate Development & Strategy

1.866.525.6450
info@i80gold.com
www.i80gold.com

Forward-Looking Information

Certain statements in this release constitute "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws, including but not limited to the Company's ability to achieve its development timelines, and the transition in leadership not interrupting the Company's ability to deliver on its strategic objectives. Furthermore, forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Such statements can be identified by the use of words such as "may", "would", "could", "will", "intend", "expect", "believe", "plan", "anticipate", "estimate", "scheduled", "forecast", "predict" and other similar terminology, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. These statements reflect the Company's current expectations regarding future events, performance and results and speak only as of the date of this release or as of the dates specified in such statements, and are expressly qualified in their entirety by this cautionary statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

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Forward-looking statements and information involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements or information, including, but not limited to: material adverse changes, unexpected changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; social or labor unrest; changes in commodity prices; and the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations. For a more detailed discussion of such risks and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, please see "Risks Factors" in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company's other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators.

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